UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., 8th Floor, New York, NY	10014
(Address of principal executive offices)	(Zip Code)

(646) 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On August 9, 2021, Integral Ad Science, Inc., a Delaware corporation (“IAS Sub”), and a wholly-owned subsidiary of Integral Ad Science Holding Corp. (the “Company”), Publica LLC, a Delaware limited liability company (“Publica”), Publica Investors LLC, a Delaware limited liability company (“Publica Investors”), NBIC Finance Sarl, a Luxembourg private limited liability company (“NBIC”), Alpine Road Investors LLC, a Delaware limited liability company (“Alpine”), and certain individuals (“Individual Sellers,” and together with Publica, Publica Investors, NBIC and Alpine, the “Sellers”), entered into a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, upon the terms and subject to certain purchase price adjustments set forth therein, IAS Sub acquired, directly or indirectly, all of Publica’s membership units and all of Publica Investors’ and Alpine’s membership interests from the Sellers in exchange for total consideration of $220.0 million, consisting of approximately $168.0 million in cash consideration and 2,888,889 shares of common stock of the Company (the “Stock Consideration). The Stock Consideration will be subject to restrictions on transfer under the Purchase Agreement. The cash consideration was funded with cash on hand.

The Purchase Agreement contains customary representations and warranties from both IAS Sub, the acquired entities and the Sellers and each party has agreed to customary covenants. In addition, certain of the Sellers are subject to non-competition and non-solicitation provisions, whereby the Sellers may not (i) solicit the personnel of the Company Group (as defined in the Purchase Agreement) or (ii) participate in any business that is competitive to the Company Group, for a period of five years after the closing date.

Concurrently with the execution of the Purchase Agreement, Benjamin Antier, the Chief Executive Officer of Publica, and Nahban El-Rahman, Chief Technology Officer of Publica, entered into employment agreements with IAS Sub, governing their continuing employment with Publica and the Company.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, and investors should not rely on them as statements of fact. The Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or Publica, their respective affiliates or their respective businesses. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Publica or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Stock Consideration was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On August 10, 2021, the Company issued a press release announcing the acquisition of Publica and the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Securities Purchase Agreement, dated August 9, 2021, by and among Integral Ad Science, Inc., Publica LLC, Publica Investors LLC, NBIC Finance Sarl, Alpine Road Investors LLC and certain individuals thereto.

99.1	Press Release dated August 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL AD SCIENCE HOLDING CORP.

Date: August 10, 2021	By:	/s/ Joseph Pergola
	Name:	Joseph Pergola
	Title:	Chief Financial Officer